Exhibit 99.1

News Release

Contacts:    Media:                        Investor Relations:
David Bruce                    Bob Brunn
(305) 500-4999                (305) 500-4053

Ryder Reports Second Quarter 2016 Results

•	Q2 GAAP EPS from Continuing Operations of $1.38 Down 14%

•	Q2 Comparable EPS from Continuing Operations Down 5% to $1.56

•	Record Q2 Total Revenue of $1.7 Billion Grows 2%; Record Q2 Operating Revenue of $1.4 Billion Up 4%

•	Revised Full-Year 2016 GAAP EPS Forecast Range of $5.49 to 5.64 vs. prior forecast of $5.79 to $5.99

•	Revised Full-Year 2016 Comparable EPS Forecast Range of $5.90 to $6.05 vs. prior forecast of $6.10 to $6.30

MIAMI, July 27, 2016 - Ryder System, Inc. (NYSE: R), a leader in commercial fleet management, dedicated transportation, and supply chain solutions, today reported second quarter earnings and revenue. Results for the three months ended June 30 were as follows:

(dollars in millions, except EPS)	Earnings Before Taxes			Earnings			Diluted Earnings Per Share
	2016	2015	Change	2016	2015	Change	2016	2015	Change
GAAP	$116.8	133.4	(12)%	$74.0	85.9	(14)%	$1.38	1.61	(14)%
Non-operating pension costs	7.6	4.7		4.4	2.7		0.09	0.05
Pension-related charge	7.7	—		4.8	—		0.09	—
Professional fees	—	1.9		—	1.2		—	0.02
Tax law change	—	—		—	(1.9)		—	(0.03)
Comparable (non-GAAP)	$132.0	140.1	(6)%	$83.3	88.0	(5)%	$1.56	1.65	(5)%

The Company reported record second quarter total and operating revenue (revenue excluding all fuel and subcontracted transportation), reflecting higher revenue across all business segments, partially offset by negative impacts from foreign exchange. Increased total revenue was also partially offset by lower fuel costs passed through to customers. Total and operating revenue for the three months ended June 30 were as follows:

Exhibit 99.1

(in millions)	Total Revenue				Operating Revenue (non-GAAP)
	2016	2015	% Change	% Change excl. FX (non-GAAP)	2016	2015	% Change	% Change excl. FX
Total	$1,703.7	1,662.9	2%	3%	$1,449.7	1,392.6	4%	5%
FMS	$1,151.5	1,149.3	—	1%	$995.2	959.1	4%	5%
DTS	$258.3	223.5	16%	16%	$194.3	176.8	10%	10%
SCS	$402.1	396.9	1%	3%	$331.6	320.1	4%	5%

Commenting on the Company’s second quarter results, Ryder Chairman and CEO Robert Sanchez said, "We modestly outperformed our second quarter forecast, despite a challenging freight transportation environment, primarily due to better full service lease results and lower overheads. We continued to execute well on our long-term strategy, demonstrating solid organic growth in our contractual businesses in the quarter. This revenue growth, along with other items from our 2016 playbook, including overhead reductions and rental fleet right-sizing actions, largely offset weakness in the rental and used vehicle markets. Ryder's largest product line, full service lease, grew 9% with a fleet count that is now up by 3,000 vehicles for 2016. The dedicated transportation business also delivered double-digit growth in both revenue and earnings, as we continued to benefit from converting existing lease customers to expanded, higher value solutions.

"Strong secular business trends continued to drive outsourcing, particularly in our lease business, where approximately 40% of new business in 2016 has come from customers that are new to outsourcing. We furthered Ryder's ability to leverage these trends with the launch of two new products, ChoiceLease Preventive and ChoiceLease On-Demand, during the quarter. These offerings provide new ways to attract more of the large do-it-yourself market that has not yet experienced the cost and efficiency benefits of fleet outsourcing. Lastly, we were pleased to resume anti-dilutive share repurchases in the quarter."

Second Quarter Business Segment Operating Results

Fleet Management Solutions
In the Fleet Management Solutions (FMS) business segment, total revenue in the second quarter of 2016 was $1.15 billion, consistent with the year-earlier period. Operating revenue (revenue excluding fuel) in the second quarter of 2016 was $995 million, up 4% compared with the year-earlier period. Full service lease revenue increased 9% due to fleet growth and higher prices on replacement vehicles. The number of full service lease vehicles (excluding U.K. trailers) increased by 6,500 from the year-earlier period and increased by 1,300 sequentially from the first quarter of 2016. Commercial rental revenue decreased by

Exhibit 99.1

10% from the year-earlier period due to lower demand.

FMS earnings before tax were $111.2 million in the second quarter of 2016, down 9% compared with $122.5 million in the same period of 2015. Decreased earnings reflect lower commercial rental performance as well as lower used vehicle results, partially offset by higher full service lease performance and reduced overhead spending. Commercial rental performance declined due to lower demand and lower fleet utilization particularly with tractors. Rental power fleet utilization was 74.7% for the second quarter, down from 78.1% in the year-earlier period, on a 7% smaller average fleet. Rental pricing decreased 1% from the prior year. Used vehicle results declined due to lower pricing particularly on tractors, partially offset by higher sales volume. Full service lease results benefited from fleet growth. Full service lease and commercial rental results also benefited from lower depreciation associated with increased residual values. FMS earnings before tax as a percentage of total and operating revenue were 9.7% and 11.2%, respectively, in the second quarter of 2016, down 100 and 160 basis points from the same quarter a year ago, reflecting lower used vehicle sales results.

Dedicated Transportation Solutions
In the Dedicated Transportation Solutions (DTS) business segment, total revenue in the second quarter of 2016 was up 16% to $258 million and operating revenue (revenue excluding fuel and subcontracted transportation) was up 10% to $194 million compared with the year-earlier period. DTS total and operating revenue grew as a result of new business, as well as higher pricing and increased volumes.

DTS earnings before tax of $16.5 million increased 32% in the second quarter of 2016 compared with $12.4 million in 2015 due to lower insurance costs and operating revenue growth. DTS earnings before tax as a percentage of total and operating revenue were 6.4% and 8.5%, respectively, in the second quarter of 2016, up 80 and 150 basis points from the year-earlier period.

Supply Chain Solutions
In the Supply Chain Solutions (SCS) business segment, total revenue was up 1% to $402 million and operating revenue (revenue excluding fuel and subcontracted transportation) was up 4% to $332 million compared with the year-earlier period. SCS total and operating revenue grew as a result of new business, increased volumes, and higher pricing, with total revenue partially offset by lower subcontracted transportation and reduced fuel costs passed through to customers.

SCS earnings before tax of $28.4 million in the second quarter of 2016 increased 2% from $27.7 million in 2015, primarily driven by new business. SCS earnings before tax as a percentage of total and operating

Exhibit 99.1

revenue were 7.1% and 8.6%, respectively, in the second quarter of 2016, up 10 and down 10 basis points from the prior year.

Corporate Financial Information
Central Support Services
Central Support Services (CSS) are overhead costs incurred to support all business segments and product lines. Most CSS costs are allocated to the business segments. In the second quarter of 2016, unallocated CSS costs were $11 million, unchanged from the year-earlier period.

Items Excluded from Comparable Earnings
Non-operating components of pension costs are excluded from both comparable earnings and segment earnings before tax in order to more accurately reflect the operating performance of the business. Non-operating pension costs totaled $7.6 million ($4.4 million after tax) or $0.09 per diluted share in the second quarter of 2016, up from $4.7 million ($2.7 million after tax) or $0.05 per diluted share in the year-earlier period. This increase was largely due to lower asset returns.

During the second quarter of 2016, we determined that certain pension benefit improvements made in 2009 were not fully reflected in our projected benefit obligation. The amounts were not material to the Company's financial statements in any individual period. Accordingly, we recognized a one-time, non-cash charge of $7.7 million in selling, general and administrative expenses ($4.8 million after tax) or $0.09 per diluted share as a cumulative correction related to these benefit improvements.

In the second quarter of 2015, the Company recognized a pre-tax charge of $1.9 million ($1.2 million after tax) or $0.02 per diluted share from professional fees associated with cost saving initiatives. Comparable earnings in the second quarter of 2015 also excluded benefits from state law changes of $1.9 million or $0.03 per diluted share.

Income Taxes
The Company’s effective and comparable income tax rates from continuing operations for the second quarter of 2016 were 36.6% and 36.9%, respectively, compared with 35.6% and 37.1%, in the year-earlier period. The effective tax rates in the prior year benefited from enacted tax law changes in multiple jurisdictions.

Exhibit 99.1

Capital Expenditures
Year-to-date capital expenditures decreased to $1.01 billion, compared with $1.45 billion in 2015. The decrease in capital expenditures primarily reflects lower planned investments in the commercial rental fleet. Proceeds primarily from used vehicle sales of $252 million improved 19% compared with $212 million in 2015, due to increased volumes, partially offset by lower vehicle pricing. Net capital expenditures (including proceeds from the sale of assets) were $763 million in 2016, down from $1.24 billion in 2015. The Company now forecasts full-year 2016 gross capital expenditures of $1.9 billion, compared with a prior forecast of $2.0 billion, due to increased usage of used vehicles to fulfill lease sales.

Cash Flow
Year-to-date operating cash flow was $763 million, up 16% from $659 million in 2015 due to a reduction in working capital, partially offset by higher pension contributions. Total cash generated (including proceeds from used vehicle sales) (non-GAAP measure) was $1.06 billion, compared with $904 million in 2015. Free cash flow (non-GAAP measure) was negative $62 million, compared with negative $425 million in 2015, reflecting lower net capital expenditures. The Company’s full-year 2016 forecast for operating cash flow remains unchanged at $1.6 billion. The Company's full-year free cash flow is now forecast at $200 million, up from a prior forecast of $100 million, reflecting lower net capital expenditures from increased usage of used vehicles to fulfill lease sales.

Leverage
Debt increased by $131 million compared with year-end 2015, due primarily to investments in vehicles to fund growth. Debt to equity was 275% compared with 277% at year-end 2015, and within Ryder’s long-term target range of 225% to 275%. The Company's year-end debt to equity forecast is now 255%, compared with its previous estimate of 245%, reflecting the impact of foreign currency and the pension impact of lower interest rates, partially offset by improved free cash flow.

2016 Earnings Forecast

Commenting on the Company’s 2016 outlook, Mr. Sanchez said, "Based on current conditions, we are lowering our expectations for rental demand and used vehicle volumes, particularly tractors. We expect used vehicle sales pricing to be consistent with recent trends. Used vehicle sales inventories peaked in the second quarter and are expected to decline to the high end of our target range by year end. In light of the soft environment, we continue to execute on our playbook by growing our contractual businesses,

Exhibit 99.1

reducing our rental fleet, maximizing our used truck proceeds while managing inventories, and controlling discretionary spending.

"Although we are experiencing some market softness impacting the transactional parts of our business, we continue to benefit from secular outsourcing trends and deliver on our long-term strategy to drive growth from further penetration of the non-outsourced market. Full-year lease fleet growth is anticipated to be 4,000 vehicles, up from a prior forecast of 3,500, reflecting increased redeployments in the first half of the year. Supply Chain Solutions and Dedicated Transportation Solutions are both anticipated to deliver solid contributions to revenue and earnings, in line with our prior expectations. Lastly, we also expect full-year free cash flow to be $200 million, up $100 million from our prior forecast, due to increased usage of used equipment to fulfill lease sales."

Ryder is revising its full-year 2016 GAAP EPS forecast to a range of $5.49 to $5.64 from a prior forecast of $5.79 to $5.99. Additionally, the Company's full-year 2016 comparable EPS forecast has been revised to a range of $5.90 to $6.05 from a prior range of $6.10 to $6.30. The Company is also establishing a third quarter 2016 GAAP EPS forecast range of $1.57 to $1.64, and a comparable EPS forecast range of $1.65 to $1.72, reflecting unfavorable year-over-year comparisons in both commercial rental and used vehicle sales, partially offset by continuing growth in Ryder's contractual product lines.

Supplemental Company Information

Second Quarter Net Earnings

(dollars in millions, except EPS)	Earnings		Diluted EPS
	2016	2015	2016	2015
Earnings from continuing operations	$74.0	85.9	$1.38	1.61
Discontinued operations	(0.3)	(0.8)	(0.01)	(0.01)
Net earnings	$73.8	85.2	$1.38	1.59

Exhibit 99.1

Year-to-Date Operating Results

(in millions)	Six months ended June 30
	2016	2015	Change
Total revenue	$3,333	3,230	3%
Operating revenue (1)	$2,856	2,693	6%

Earnings from continuing operations	$130.2	139.2	(6)%
Comparable earnings from continuing operations	$143.5	145.2	(1)%
Net earnings	$129.5	137.9	(6)%

Earnings per common share (EPS) - Diluted
Continuing operations	$2.43	2.61	(7)%
Comparable	$2.68	2.72	(1)%
Net earnings	$2.42	2.59	(7)%

(1) Excluding all fuel and subcontracted transportation

Business Description
Ryder System, Inc. is a FORTUNE 500® commercial fleet management, dedicated transportation, and supply chain solutions company. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. The Company’s financial performance is reported in the following three, inter-related business segments:

•
Fleet Management Solutions - Ryder’s FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to commercial rental and used vehicle sales, customers rely on Ryder’s expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best - so they can grow.

•
Dedicated Transportation Solutions - Ryder’s DTS business segment combines the best of Ryder’s leasing and maintenance capability with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.

•
Supply Chain Solutions - Ryder’s SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas,

Exhibit 99.1

technology, and retail industries rely on Ryder’s leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.

Notations
Earnings Before Tax (EBT): Ryder’s primary measurement of business segment financial performance, earnings before tax (EBT), allocates Central Support Services to each business segment and excludes restructuring and other items, as well as non-operating pension costs.

Capital Expenditures: In Ryder’s business, capital expenditures are generally used to purchase revenue earning equipment (trucks, tractors, and trailers) primarily to support the full service lease product line and secondarily to support the commercial rental product line within Ryder’s FMS business segment. The level of capital required to support the full service lease product line varies directly with customer contract signings for replacement vehicles and growth. These contracts are long-term agreements that result in ongoing revenues and cash flows to Ryder, typically over a three- to ten-year term. The commercial rental product line utilizes capital for the purchase of vehicles to replenish and expand the Company’s fleet available for shorter-term use by contractual or occasional customers.

For more information on Ryder System, Inc., visit http://investors.ryder.com/.

###

Note Regarding Forward-Looking Statements:
Certain statements and information included in this news release are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including our expectations regarding market conditions, earnings performance, revenue in our business segments, fleet size, growth in our contractual product lines, demand and pricing trends in commercial rental and used vehicle sales, free cash flow, capital expenditures, debt and continued use of our share repurchase program. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, lower than expected lease sales, further decreases in commercial rental demand or poor acceptance of rental pricing, our ability to right-size our commercial rental fleet in line with demand, availability of labor to maintain our fleet at normalized levels, worsening of market demand for used vehicles impacting current pricing, residual values and our anticipated proportion of retail versus wholesale sales, lack of customer demand for on-demand maintenance, higher than expected maintenance costs from new engine technology or due to lower than expected benefits from maintenance initiatives, decreases in freight demand or volumes, poor operational execution particularly with start-ups and new product launches, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to soft economic conditions, uncertainty and instability in the global economic market, business interruptions or expenditures due to severe weather or natural occurrences, competition from other service providers and new entrants, customer retention levels, loss of key customers, driver and technician shortages resulting in higher procurement costs and turnover rates, unexpected bad debt reserves or write-offs, changes in customers’ business environments that will limit their ability to commit to long-term vehicle leases, a decrease in credit ratings, increased debt costs, adequacy of accounting estimates, reserves and accruals particularly with respect to pension, taxes, depreciation, insurance and revenue, sudden or unusual changes in fuel prices, unanticipated currency exchange rate fluctuations, our ability to manage our cost structure, and the risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99.1

Note Regarding Non-GAAP Financial Measures:  This news release includes certain non-GAAP financial measures as defined under SEC rules, including:

Comparable Earnings Measures, including comparable earnings from continuing operations, comparable earnings per share from continuing operations (as well as forecasts), comparable earnings before income tax and comparable tax rate. Additionally, our adjusted return on average capital (ROC) and adjusted return on capital spread (ROC spread) measures are calculated based on comparable earnings items.

Operating Revenue Measures, including operating revenue and operating revenue growth excluding foreign exchange for Ryder and its business segments, and segment EBT as a percentage of operating revenue.

Cash Flow Measures, including total cash generated and free cash flow.

Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations of the non-GAAP financial measures contained in this release to the nearest GAAP measure. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this release with the SEC, which are available at http://investors.ryder.com.

Conference Call and Webcast Information:
Ryder’s earnings conference call and webcast is scheduled for Wednesday, July 27, 2016, from 11:00 a.m. to 12:00 noon Eastern Time. Speakers will be Chairman and Chief Executive Officer Robert Sanchez, and Executive Vice President and Chief Financial Officer Art Garcia.

•
To join the conference call live: Begin 10 minutes prior to the conference by dialing the audio phone number 1-888-398-5319 (outside U.S. dial 1-773-681-5795) using the Passcode: Ryder and Conference Leader: Bob Brunn. Then, access the presentation via the Net Conference website at www.mymeetings.com/nc/join/ using the Conference Number: PWXW9023133

•	and Passcode: RYDER.

•
To access audio replays of the conference and view a presentation of Ryder’s earnings results: Dial 1-866-379-4229 (outside U.S. dial 1-203-369-0334), then view the presentation by visiting the Investors area of Ryder’s website at http://investors.ryder.com. A podcast of the call will also be available online within 24 hours after the end of the call at http://investors.ryder.com.

48-16

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS - UNAUDITED
Periods ended June 30, 2016 and 2015
(In millions, except per share amounts)

	Three Months		Six Months
	2016	2015	2016	2015

Lease and rental revenues	$798.4	779.0	$1,566.1	1,508.1
Services revenue	785.8	737.2	1,544.9	1,430.9
Fuel services revenue	119.6	146.7	222.4	291.1
Total revenues	1,703.7	1,662.9	3,333.4	3,230.1

Cost of lease and rental	555.3	531.3	1,107.8	1,049.7
Cost of services	646.1	603.5	1,277.8	1,185.8
Cost of fuel services	115.5	142.2	214.4	278.5
Other operating expenses*	27.8	29.6	57.9	62.0
Selling, general and administrative expenses	222.4	214.9	433.7	421.5
Gains on used vehicles, net*	(12.0)	(30.0)	(31.1)	(57.2)
Interest expense	37.3	39.1	75.2	75.9
Miscellaneous income, net	(5.5)	(1.0)	(7.7)	(3.7)
	1,587.0	1,529.5	3,127.9	3,012.5

Earnings from continuing operations before income taxes	116.8	133.4	205.5	217.6
Provision for income taxes	42.7	47.5	75.3	78.4
Earnings from continuing operations	74.0	85.9	130.2	139.2
Loss from discontinued operations, net of tax	(0.3)	(0.8)	(0.7)	(1.3)
Net earnings	$73.8	85.2	$129.5	137.9

Earnings (loss) per common share - Diluted
Continuing operations	$1.38	1.61	$2.43	2.61
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.03)
Net earnings	$1.38	1.59	$2.42	2.59

Earnings per share information - Diluted
Earnings from continuing operations	$74.0	85.9	$130.2	139.2
Less: Distributed and undistributed earnings allocated to unvested stock	(0.2)	(0.2)	(0.4)	(0.4)
Earnings from continuing operations available to common stockholders	$73.8	85.7	$129.8	138.9

Weighted-average shares outstanding - Diluted	53.4	53.3	53.4	53.2

Comparable earnings per share from continuing operations: **
EPS from continuing operations	$1.38	1.61	$2.43	2.61
Non-operating pension costs	0.09	0.05	0.16	0.10
Pension-related charge	0.09	—	0.09	—
Professional fees	—	0.02	—	0.04
Tax law change	—	(0.03)	—	(0.03)
Comparable EPS from continuing operations **	$1.56	1.65	$2.68	2.72
* Losses from fair value adjustments on our used vehicles were reclassified from "Other operating expenses" to "Gains on used vehicles, net" for the periods presented.
** Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS - UNAUDITED
(Dollars in millions)

	June 30, 2016	December 31, 2015

Assets:
Cash and cash equivalents	$66.0	60.9
Other current assets	1,060.3	1,037.4
Revenue earning equipment, net	8,300.1	8,184.7
Operating property and equipment, net	741.0	715.0
Other assets	968.7	954.6
	$11,136.1	10,952.6

Liabilities and shareholders' equity:
Current liabilities	$970.9	1,045.7
Total debt	5,634.0	5,502.6
Other non-current liabilities (including deferred income taxes)	2,484.2	2,417.1
Shareholders' equity	2,047.1	1,987.1
	$11,136.1	10,952.6

SELECTED KEY RATIOS AND METRICS

	June 30, 2016	December 31, 2015

Debt to equity	275%	277%
Effective interest rate (average cost of debt)	2.7%	2.9%

	Six months ended June 30,
	2016	2015

Cash provided by operating activities from continuing operations	$762.7	658.7
Free cash flow *	(61.6)	(424.8)
Capital expenditures paid	1,120.2	1,329.2

Capital expenditures (accrual basis)	$1,014.7	1,454.0
Less: Proceeds from sales (primarily revenue earning equipment)	(252.0)	(211.8)
Net capital expenditures	$762.7	1,242.2

	Twelve months ended June 30,
	2016	2015

Return on average shareholders' equity	14.9%	12.3%
Return on average assets	2.7%	2.3%
Adjusted return on capital *	5.4%	6.0%
Weighted average cost of capital	4.2%	4.6%
Adjusted return on capital spread **	1.2%	1.4%

* Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
** Non-GAAP financial measure. Adjusted return on capital spread is calculated as the difference of the adjusted return on capital and the weighted average cost of capital.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED
Periods ended June 30, 2016 and 2015
(Dollars in millions)

	Three Months			Six Months
	2016	2015	B(W)	2016	2015	B(W)

Total Revenue:
Fleet Management Solutions:
Full service lease	$646.3	595.7	9%	$1,269.2	1,172.8	8%
Contract maintenance	51.2	49.0	4%	101.3	94.9	7%
Contractual revenue	697.5	644.7	8%	1,370.5	1,267.7	8%
Commercial rental	214.6	239.1	(10)%	419.4	444.1	(6)%
Contract-related maintenance	62.7	56.5	11%	127.0	109.7	16%
Other	20.4	18.8	9%	40.7	36.7	11%
Fuel services revenue	156.3	190.3	(18)%	291.9	378.3	(23)%
Total Fleet Management Solutions	1,151.5	1,149.3	—%	2,249.4	2,236.5	1%
Dedicated Transportation Solutions	258.3	223.5	16%	503.1	436.2	15%
Supply Chain Solutions	402.1	396.9	1%	790.8	768.0	3%
Eliminations	(108.1)	(106.9)	(1)%	(209.9)	(210.6)	—%
Total revenue	$1,703.7	1,662.9	2%	$3,333.4	3,230.1	3%

Operating Revenue: *
Fleet Management Solutions	$995.2	959.1	4%	$1,957.6	1,858.2	5%
Dedicated Transportation Solutions	194.3	176.8	10%	384.6	342.6	12%
Supply Chain Solutions	331.6	320.1	4%	654.0	615.5	6%
Eliminations	(71.4)	(63.3)	(13)%	(140.4)	(123.5)	(14)%
Operating revenue	$1,449.7	1,392.6	4%	$2,855.7	2,692.9	6%

Business segment earnings:
Earnings from continuing operations
before income taxes:
Fleet Management Solutions	$111.2	122.5	(9)%	$194.1	212.2	(9)%
Dedicated Transportation Solutions	16.5	12.4	32%	30.7	21.4	44%
Supply Chain Solutions	28.4	27.7	2%	48.2	43.4	11%
Eliminations	(12.8)	(11.6)	(10)%	(24.5)	(23.1)	(6)%
	143.3	151.0	(5)%	248.5	253.8	(2)%
Unallocated Central Support Services	(11.2)	(10.9)	(3)%	(20.9)	(22.9)	9%
Non-operating pension costs	(7.6)	(4.7)	(62)%	(14.5)	(9.6)	51%
Other items	(7.7)	(1.9)	NM	(7.7)	(3.8)	NM
Earnings from continuing operations before income taxes	116.8	133.4	(12)%	205.5	217.6	(6)%
Provision for income taxes	42.7	47.5	10%	75.3	78.4	4%
Earnings from continuing operations	$74.0	85.9	(14)%	$130.2	139.2	(6)%

* Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
Periods ended June 30, 2016 and 2015
(Dollars in millions)

	Three Months			Six Months
	2016	2015	B(W)	2016	2015	B(W)

Fleet Management Solutions

Total revenue	$1,151.5	1,149.3	—%	$2,249.4	2,236.5	1%
Fuel services revenue(a)	(156.3)	(190.3)	(18)%	(291.9)	(378.3)	(23)%
Operating revenue *	$995.2	959.1	4%	$1,957.6	1,858.2	5%

Segment earnings before income taxes	$111.2	122.5	(9)%	$194.1	212.2	(9)%

Earnings before income taxes as % of total revenue	9.7%	10.7%		8.6%	9.5%

Earnings before income taxes as % of operating revenue *	11.2%	12.8%		9.9%	11.4%

Dedicated Transportation Solutions

Total revenue	$258.3	223.5	16%	$503.1	436.2	15%
Subcontracted transportation	(37.9)	(14.5)	161%	(69.2)	(29.2)	137%
Fuel(a)	(26.0)	(32.2)	(19)%	(49.4)	(64.4)	(23)%
Operating revenue *	$194.3	176.8	10%	$384.6	342.6	12%

Segment earnings before income taxes	$16.5	12.4	32%	$30.7	21.4	44%

Earnings before income taxes as % of total revenue	6.4%	5.6%		6.1%	4.9%

Earnings before income taxes as % of operating revenue *	8.5%	7.0%		8.0%	6.2%

Supply Chain Solutions

Total revenue	$402.1	396.9	1%	$790.8	768.0	3%
Subcontracted transportation	(54.7)	(59.8)	(9)%	(106.7)	(118.0)	(10)%
Fuel(a)	(15.8)	(17.0)	(7)%	(30.1)	(34.5)	(13)%
Operating revenue *	$331.6	320.1	4%	$654.0	615.5	6%

Segment earnings before income taxes	$28.4	27.7	2%	$48.2	43.4	11%

Earnings before income taxes as % of total revenue	7.1%	7.0%		6.1%	5.6%

Earnings before income taxes as % of operating revenue *	8.6%	8.7%		7.4%	7.0%

* Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, DTS and SCS) and (2) segment earnings before taxes (EBT) as % of total revenue to segment EBT as % of operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

(a) Includes intercompany fuel sales from FMS to DTS and SCS.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

	Three months ended June 30,		Six months ended June 30,		Change 2016/2015
	2016	2015	2016	2015	Three Months	Six Months

Full service lease
Average fleet count	133,800	127,700	133,200	127,100	5%	5%
End of period fleet count	134,300	128,700	134,300	128,700	4%	4%
Miles/unit per day change - % (a)	3.0%	0.2%	1.5%	0.2%

Commercial rental
Average fleet count	39,600	42,500	40,300	41,300	(7)%	(2)%
End of period fleet count	38,700	43,700	38,700	43,700	(11)%	(11)%
Rental utilization - power units	74.7%	78.1%	72.5%	75.8%	(340) bps	(330) bps
Rental rate change - % (b)	(0.6)%	3.7%	(0.3)%	4.2%

Customer vehicles under
contract maintenance
Average fleet count	49,700	43,500	48,900	43,100	14%	13%
End of period fleet count	50,200	42,000	50,200	42,000	20%	20%

Customer vehicles under
on-demand maintenance (c)
Fleet serviced during the period	7,600	8,300	14,700	12,600	(8)%	17%

DTS
Average fleet count (d)	8,200	7,600	8,100	7,600	8%	7%
End of period fleet count(d)	8,300	7,700	8,300	7,700	8%	8%

SCS
Average fleet count (d)	6,900	6,200	6,900	6,100	11%	13%
End of period fleet count(d)	7,300	6,300	7,300	6,300	16%	16%

Used vehicle sales (UVS)
Average UVS inventory	8,800	6,100	8,600	5,800	44%	48%
End of period fleet count	9,100	5,900	9,100	5,900	54%	54%
Used vehicles sold	5,100	4,700	9,800	9,000	9%	9%
UVS pricing change - % (e)
Tractors	(15)%	10%	(12)%	12%
Trucks	(4)%	11%	1%	11%

Notes:

(a)	Represents the percentage change compared to prior year period in miles driven per vehicle per workday on US lease power units.
(b)	Represents percentage change compared to prior year period in average global rental rate per day on power units using constant currency.
(c)
Comprised of the number of vehicles serviced under on-demand maintenance agreements. Vehicles included in the end of period count may have been serviced more than one time during the respective period.

(d)	These vehicle counts are also included within the average fleet counts for full service lease, commercial rental and contract maintenance.
(e)	Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.
Specifically, the following non-GAAP financial measures are included in this presentation:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
DTS Operating Revenue	DTS Total Revenue
SCS Operating Revenue	SCS Total Revenue
Operating Revenue Growth Excluding Foreign Exchange	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of Total Revenue	Business Segment Information - Unaudited
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of Total Revenue
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of Total Revenue
Comparable Earnings Measures:
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS and Comparable EPS Forecast	EPS from Continuing Operations and EPS Forecast from Continuing Operations	Consolidated Condensed Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations (Forecast)
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Tax Rate	Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Average Capital (ROC) and Adjusted ROC Spread
Not Applicable. However, non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average total debt and average shareholders' equity to adjusted average total capital is provided.
Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities	Appendix - Non-GAAP Financial Measure Reconciliations

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(Dollars in millions)

OPERATING REVENUE RECONCILIATION	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Total revenue	$1,703.7	1,662.9	$3,333.4	3,230.1
Fuel	(161.4)	(195.9)	(301.9)	(390.0)
Subcontracted transportation	(92.6)	(74.4)	(175.8)	(147.2)
Operating revenue *	$1,449.7	1,392.6	$2,855.7	2,692.9

OPERATING REVENUE GROWTH EXCLUDING FOREIGN EXCHANGE RECONCILIATION
	Second Quarter			Year-to-Date
	2016 vs 2015 Growth	Fx Impact (a)	Growth excl Fx*	2016 vs 2015 Growth	Fx Impact (a)	Growth excl Fx*

RSI Total Revenue	2%	(1)%	3%	3%	(1)%	4%
RSI Operating Revenue*	4%	(1)%	5%	6%	(1)%	7%
FMS Total Revenue	—%	(1)%	1%	1%	(1)%	2%
FMS Operating Revenue*	4%	(1)%	5%	5%	(1)%	6%
SCS Total Revenue	1%	(2)%	3%	3%	(2)%	5%
SCS Operating Revenue*	4%	(1)%	5%	6%	(2)%	8%
Full Service Lease Revenue	9%	(1)%	10%	8%	(1)%	9%
Commercial Rental Revenue	(10)%	(1)%	(9)%	(6)%	(1)%	(5)%

TOTAL CASH GENERATED/FREE CASH FLOW RECONCILIATION	Six months ended June 30,
	2016	2015

Net cash provided by operating activities from continuing operations	$762.7	658.7
Proceeds from sales (primarily revenue earning equipment) (b)	252.0	211.8
Collections on direct finance leases and other items (b)	44.0	33.9
Total cash generated *	1,058.6	904.4
Purchases of property and revenue earning equipment (b)	(1,120.2)	(1,329.2)
Free cash flow **	$(61.6)	(424.8)

Notes:

(a)
FX impact was calculated by dividing the results for the current and prior year periods by the exchange rates in effect on
June 30, 2015, which was the last day of the prior year period, rather than the actual exchange rates in effect as of
June 30, 2016.

(b)	Included in cash flows from investing activities.

** Non-GAAP financial measure.
** Non-GAAP financial measure. We refer to the net amount of cash generated from operating activities and investing activities (excluding changes in restricted cash and acquisitions) from continuing operations as “free cash flow”. We calculate free cash flow as the sum of net cash provided by operating activities and net cash provided by the sale of revenue earning equipment and operating property and equipment, collections on direct finance leases and other cash inflows from investing activities, less purchases of property and revenue earning equipment.

Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(Dollars in millions)

ADJUSTED RETURN ON CAPITAL RECONCILIATION

	Twelve months ended June 30,
	2016	2015

Net earnings (12-month rolling period)	$297.0	232.6
+ Restructuring and other items	23.4	120.5
+ Income taxes	160.5	126.3
Adjusted earnings before income taxes	481.0	479.4
+ Adjusted interest expense (a)	149.9	149.4
- Adjusted income taxes (b)	(222.8)	(225.7)
= Adjusted net earnings for ROC (numerator) [A]	$408.1	403.1

Average total debt	$5,498.4	4,851.1
Average off-balance sheet debt	1.5	1.6
Average shareholders' equity	1,991.3	1,887.8
Adjustment to equity (c)	2.8	17.9
Adjusted average total capital (denominator) [B]	$7,494.0	6,758.4

Adjusted ROC * [A]/[B]	5.4%	6.0%

Notes:

(a)	Represents reported interest expense plus imputed interest on off-balance sheet obligations.
(b)	Represents provision for income taxes plus income taxes on restructuring and other items and adjusted interest expense.
(c)	Represents the impact to equity of items to arrive at comparable earnings.

* Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average total debt and average shareholders' equity to adjusted average total capital set forth in this table.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions, except per share amounts)

COMPARABLE EARNINGS/EARNINGS BEFORE INCOME TAX/TAX RATE RECONCILIATION

		2016
	Consolidated Statements of Earnings Line Item	Three Months	Six Months

Earnings from continuing operations before income taxes		$116.8	205.5
Non-operating pension costs	SG&A	7.6	14.5
Pension-related charge	SG&A	7.7	7.7
Comparable earnings from continuing operations before income taxes*		132.0	227.6

Provision for income taxes		(42.7)	(75.3)
Income tax effects of non-GAAP adjustments**		(6.0)	(8.9)
Comparable provision for income taxes**		(48.7)	(84.1)

Earnings from continuing operations		74.0	130.2
Non-operating pension costs	SG&A	4.4	8.4
Pension-related charge	SG&A	4.8	4.8
Comparable earnings from continuing operations*		$83.3	143.5

Tax rate on continuing operations		36.6%	36.6%
Income tax effects of non-GAAP adjustments**		0.3%	0.4%
Comparable tax rate on continuing operations**		36.9%	37.0%

		2015
	Consolidated Statements of Earnings Line Item	Three Months	Six Months

Earnings from continuing operations before income taxes		$133.4	217.6
Non-operating pension costs	SG&A	4.7	9.6
Professional fees	SG&A	1.9	3.8
Comparable earnings from continuing operations before income taxes*		140.1	231.0

Provision for income taxes		(47.5)	(78.4)
Income tax effects of non-GAAP adjustments**		(2.7)	(5.5)
Tax law change	Provision for income taxes	(1.9)	(1.9)
Comparable provision for income taxes**		(52.1)	(85.7)

Earnings from continuing operations		85.9	139.2
Non-operating pension costs	SG&A	2.7	5.5
Professional fees	SG&A	1.2	2.4
Tax law change	Provision for income taxes	(1.9)	(1.9)
Comparable earnings from continuing operations*		$88.0	145.2

Tax rate on continuing operations		35.6%	36.0%
Income tax effects of non-GAAP adjustments**		1.5%	1.1%
Comparable tax rate on continuing operations**		37.1%	37.1%
* Non-GAAP financial measure.
** The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the statutory tax rates of the jurisdictions to which the non-GAAP adjustments relate.
Note: Amounts may not be additive due to rounding.

Exhibit 99.1

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

Comparable earnings per share from continuing operations forecast:*	Third Quarter 2016	Full Year 2016
EPS from continuing operations	$1.57 - $1.64	$5.49 - 5.64
Non-operating pension costs, net of tax	0.08	0.32
Pension-related charge	—	0.09
Comparable EPS from continuing operations forecast*	$1.65 - 1.72	$5.90 - $6.05

Note: Amounts may not be additive due to rounding.

TOTAL CASH GENERATED/FREE CASH FLOW FORECAST RECONCILATION

2016 Forecast
Net Cash Provided by Operating Activities from Continuing Operations	$1,606
Proceeds from sales (primarily revenue earning equipment) (1)	465
Collections of direct finance leases (1)	82
Other, net (1)	4
Total cash generated*	2,157

Capital expenditures (1)	(1,957)
Free cash flow **	$200

Memo:
Net cash used in financing activities	$183
Net cash used in investing activities	$1,405

(1)	Included in cash flows from investing activities.

* *Non-GAAP financial measure.
** Non-GAAP financial measure. We refer to the net amount of cash generated from operating activities and investing activities (excluding changes in restricted cash and acquisitions) from continuing operations as “free cash flow”. We calculate free cash flow as the sum of net cash provided by operating activities and net cash provided by the sale of revenue earning equipment and operating property and equipment, collections on direct finance leases and other cash inflows from investing activities, less purchases of property and revenue earning equipment.